Exhibit 99.1

May 19, 2015	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Brad Borror 918-588-7582

ONEOK Partners to Present at National Association of
Publicly Traded Partnerships Investor Conference

TULSA, Okla. – May 19, 2015 – ONEOK Partners, L.P. (NYSE: OKS) will present at the National Association of Publicly Traded Partnerships Investor Conference in Orlando, Florida.

Terry K. Spencer, ONEOK Partners president and chief executive officer, will present at the conference at 1:45 p.m. Eastern Daylight Time (12:45 p.m. Central Daylight Time) on Thursday, May 21, 2015.

Spencer, along with Derek S. Reiners, ONEOK Partners senior vice president, chief financial officer and treasurer; Sheridan Swords, ONEOK Partners senior vice president natural gas liquids; and Kevin Burdick, ONEOK Partners vice president natural gas gathering and processing will conduct a series of one-on-one meetings with investment-community representatives at the conference.

The conference will be webcast and accessible on ONEOK Partners’ website, www.oneokpartners.com. A replay of the webcast will be archived for 30 days.

The materials used at the conference will be posted on ONEOK Partners’ website beginning at 8 a.m. Eastern Daylight Time (7 a.m. Central Daylight Time) on Thursday, May 21, 2015.

ONEOK Partners, L.P. (pronounced ONE-OAK) (NYSE: OKS) is one of the largest publicly traded master limited partnerships in the United States and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent, Permian and Rocky Mountain regions with key market centers.  Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a pure-play, publicly traded general partner, which owns 37.6 percent of the overall partnership interest, as of March 31, 2015.

For more information, visit the website at www.oneokpartners.com.

For the latest news about ONEOK Partners, follow us on Twitter @ONEOKPartners.

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